This page being      Prudential Stock Index - annual
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 0.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $      0

   Z) Net investment income ------------------------------ $      0

     AA) Realized capital gains ---------------------------$      0

     BB) Realized capital losses --------------------------$      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $      0

2. Dividends for a second class of open-end
         company shares -----------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $      0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.5245
"      2. Dividends for a second class of open-end
          company shares $0.3378, 0.6314, 0.6131
   B) Distribution of capital gains ------------------------$0.000
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 0.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ----------- $      0
   P) Amounts owed to affiliated persons --------------------- $      0
   Q) Senior long-term debt ---------------------------------- $      0
   R) Other liabilities:1. Reverse repurchase agreements------ $      0
                        2. Short sales ----------------------- $      0
                        3. Written options ------------------- $      0
                        4. All other liabilities ------------- $      0

   S) Senior equity -------------------------------------------$      0
   T) Net assets of common shareholders -----------------------$      0
   U) 1. Number of shares outstanding -------------------------$      0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------        0
"   V) 1. Net asset value per share(to nearest cent)$37.45

       2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) $37.18, 37.57, 37.57
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -------------$  0.0000
   X) Total number of shareholder accounts --------------------$       0
   Y) Total value of assets in segregated accounts ------------$       0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
Prudential Short-Term Corporate Bond Fund, Inc.